Exhibit 10.1

Subscription Agreement

_____March, 2022

LumiraDx Limited

c/o Ocorian Trust (Cayman) Limited

PO Box 1350, Windward 3, Regatta Office Park

Grand Cayman KY1-1108 Cayman Islands

Attn: Dorian LeBlanc, Chief Financial Officer

Re:	Subscription for 6.00% Convertible Senior Subordinated Notes due 2027

Ladies and Gentlemen:

LumiraDx Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), is offering the undersigned qualified investor (the “Investor”), on behalf of itself and each account listed on Exhibit A hereto (each, an “Account”) for whom the Investor has been duly authorized to enter into this subscription agreement, the opportunity to subscribe for and purchase from the Company (the “Notes Offering”) its 6.00% Convertible Senior Subordinated Notes due 2027 (the “Notes”), for cash pursuant and subject to the terms and conditions set forth in this subscription agreement (the “Subscription Agreement”). On or about the date of this Subscription Agreement or by the Long Stop Date, the Company is entering into or will enter into subscription agreements (the “Other Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Note Investors”) pursuant to which the Note Investors, severally and not jointly, have agreed to purchase on the Closing Date (as defined below) or on a Subsequent Closing Date (as defined below) up to $82 million in aggregate principal amount of Notes, including of the Purchased Notes (as defined below).

The Investor and each Account understands that the Notes Offering is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Notes Offering is only being made to investors who are “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) or “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon a private placement exemption from registration under the Securities Act.

The Notes Offering is described in and is being made pursuant to the Pricing Term Sheet, dated on or about the date hereof (the “Pricing Term Sheet”), and the Notes will be issued pursuant to the Indenture to be dated on or about the Closing Date, between the Company and U.S. Bank National Association, as trustee (the “Notes Trustee”), in substantially the form attached hereto as Exhibit E hereto (the “Indenture”). Certain holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date, the form of which is attached hereto as Exhibit F hereto (the “Resale Registration Rights Agreement”), between the Company and certain of the Notes Investors, pursuant to which the Company will agree to file one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) providing for the registration under the Securities Act of the Registrable Securities (as such term is defined in the Resale Registration Rights Agreement). This Subscription Agreement, the Indenture, the Notes and the Resale Registration Rights Agreement are referred to herein collectively as the “Transaction Documents,” and the Transaction Documents together with the Pricing Term Sheet are referred to as the “Private Placement Documents.”

1.

The Subscription. Subject to the terms and conditions of this Subscription Agreement, the Investor, on behalf of itself and each participating Account, hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor and each Account, as applicable, Notes (the “Purchased Notes”) having an aggregate principal amount as set forth in the relevant column in Exhibit A hereto (the “Purchased Principal Amount”), for an aggregate purchase price in cash for such Purchased Notes as set forth in the relevant column in Exhibit A hereto (such aggregate cash purchase price, the “Cash Purchase Price”).

2.

The Closing. The initial closing of the Notes Offering (the “Closing”) shall take place at 10:00 a.m., New York City time, on 3 March, 2022, or at such other time and place as the Company may designate by at least one business day’s advance notice to the Investor (the “Closing Date”); provided that the Closing Date cannot be later than 4 March, 2022 without the prior written consent of the Investor. The Notes Offering will remain open for further closings (each a “Subsequent Closing”) at any time up to the earlier of: (i) the Company’s announcement of its results of operations for the year ended December 31, 2021; and (ii) March 20, 2022 (such earlier date being the “Long Stop Date”). The Company may enter into Other Subscription Agreements with certain other investors up to the Long Stop Date and the date of any such Subsequent Closing shall be referred to herein as a “Subsequent Closing Date”.

3.	The Terms of the Notes Offering; Closing Mechanics.

(a)

The Depository Trust Company (“DTC”) will act as securities depositary for the Notes. At or prior to the times set forth in the Subscription Procedures set forth in Exhibit B hereto (the “Subscription Procedures”), the Investor (for and on behalf of itself and each participating Account) shall transfer the Cash Purchase Price by wire of immediately available funds to the account of the Company designated in the Subscription Procedures.

(b)

On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 6 hereof, and the prior receipt by the Company of the Cash Purchase Price from the Investor, the Company shall execute, cause the Notes Trustee to authenticate and cause to be delivered to the DTC account specified by the Investor on the signature page hereto, the Purchased Notes.

4.	Representations and Warranties of the Company. The Company represents and warrants (the “Company Warranties”) to the Investor (and each Account, as applicable) that:

(a)

Organization. It is duly organized and is validly existing as an exempted company with limited liability in good standing under the laws of the jurisdiction in which it is incorporated, with company power and authority to own, lease and operate its properties and conduct its business substantially as presently conducted and to enter into, deliver and perform its obligations under each of the Transaction Documents.

(b)

Due Authorization. This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity relating to enforceability (collectively, the “Enforceability Exceptions”).

(c)

Non-Contravention. The execution, delivery and performance by the Company of each of the Transaction Documents, and the consummation by it of the transactions contemplated thereby (including, without limitation, the offer and sale of the Notes and the Conversion Shares (as defined herein)) do not and will not (1) conflict with or result in a breach or violation of any term or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (2) result in any violation of any statute or any judgement, order, law, rule or regulation of any court or government agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, or (3) result in violation of the provisions of the amended and restated memorandum and articles of association of the Company or any similar organizational documents of any of the Company’s subsidiaries, except, in the case of clauses (1) and (2), to the extent that such conflict, breach or violation would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the business, condition (financial or otherwise), shareholders’ equity or results of operations, properties or prospects of the Company and its subsidiaries, taken as a whole, or (ii) materially impair the performance by the Company of its obligations under any Transaction Document (including, without limitation, the offer and sale of the Notes and the Conversion Shares) (each of clauses (i) and (ii), a “Material Adverse Effect”).

(d)

No Consents. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or self-regulatory organization in connection with the execution, delivery and performance by the Company of its obligations under any Transaction Document (including, without limitation, the offer and sale of the Notes and the Conversion Shares), other than (i) as have been or will be obtained and will be effective as of the Closing Date, (ii) as required under The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rules or (iii) as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. No approval of the shareholders of the Company is required under the laws of the Cayman Islands to issue and deliver the Notes to the Notes Investors or the Conversion Shares upon the conversion of the Notes

(e)

No Actions, Suits or Proceedings. Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company; or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

(f)

Compliance with Laws and Other Instruments. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities as necessary under applicable law to conduct its business in all material respects as it is now being conducted, except where such failures would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company (i) is and has been in compliance in all material respects with all applicable laws, statutes, rules, regulations, orders and judgments (including, without limitation, the rules and regulations of Nasdaq relating to its businesses, (ii) is and has been in compliance with its amended and restated memorandum and articles of association, (iii) is not materially in breach, default or violation of any Company Permit and (iv) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance and observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject, except, in the case of clauses (i), (iii) and (iv), for any such failures as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(g)

Authorization of Notes. The offering and sale of the Notes pursuant to this Subscription Agreement have been duly authorized by the Company and, when issued and authenticated in accordance with the Indenture and this Subscription Agreement and delivered to and paid for by the Investor in accordance with the terms hereof, the Notes will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(h)

Authorization of Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Notes Trustee, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(i)

Authorization of Resale Registration Rights Agreement. The Resale Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Investor, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(j)

Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each Other Investor executing any Other Subscription Agreements for the subscription of Notes, (1) the issuance of the Notes pursuant to this Subscription Agreement is exempt from the registration requirements of the Securities Act and (2) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Notes (A) were not offered by any form of general solicitation or general advertising and (B) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Neither the Company, nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any security of the Company or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on an exemption from registration for the transactions contemplated hereby or would require registration of the Notes under the Securities Act.

(k)

New Class. The Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

(l)

Investment Company Act. The Company is not, and immediately after issuance of the Notes and the Conversion Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m)

Conversion Shares. The maximum number of the Company’s common shares, par value $0.0000028 per share (the “Common Shares”) issuable upon conversion of the Notes (the “Conversion Shares”) (assuming settlement solely in Common Shares and taking into account the maximum make-whole adjustment under the Indenture) have been duly and validly authorized for issuance by the Company. When issued and delivered to the Investor upon conversion of the Notes in accordance with the terms of such Notes and the Indenture, the Conversion Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights.

(n)

SEC Filings. As of their respective dates, all forms, reports, statements, schedules, prospectuses, proxies, registration statements and other documents (the “SEC Reports”) required to be filed by the Company with the SEC have complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(o)

Capitalization. As of the date of this Subscription Agreement, the authorized share capital of the Company consists of (1) 1,769,292,966 A ordinary shares, par value US$0.0000028 per A ordinary share (the “A Ordinary Shares”), (2) 1,769,292,966 Common Shares and

(3) 136,414,068 undesignated shares with a par value of such class or classes (however designated) and having such rights as the Company’s board of directors may determine in accordance with the provisions of the Articles. As of the date of this Subscription Agreement, (A) 207,462,080 A Ordinary Shares are issued and outstanding, (B) 45,241,767 Common Shares are issued and outstanding, (C) warrants to purchase 5,430,778 A Ordinary Shares are issued and outstanding; and (D) warrants to purchase 7,828,251 Common Shares are issued and outstanding. All (1) issued and outstanding Common Shares and A Ordinary Shares have been duly authorized and validly issued, are fully paid and are non-assessable and (2) outstanding warrants have been duly authorized and validly issued. Except as set forth above or pursuant to the Other Subscription Agreements or any equity incentive plans, employee stock purchase plans, agreements and arrangements described in the SEC Reports, including any options or other equity awards issued pursuant to such plans, agreements or arrangements, or as otherwise disclosed to the Investor, as of the date hereof, there are no outstanding options or warrants to subscribe for, purchase or acquire from the Company any A Ordinary Shares, Common Shares or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by issuance of the Notes and Conversion Shares pursuant to this Subscription Agreement and the Other Subscription Agreements and the Indenture. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than as set forth in the SEC Reports.

(p)

Listing of Common Shares. The issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Nasdaq Global Select Market under the symbol “LMDX.” The Company has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act. Subject to the Company’s notification, documentary submission and disclosure requirements under Section 5615(a)(3) of the Nasdaq Listing Rules, no approval of the shareholders of the Company under the rules and regulations of Nasdaq is required to issue and deliver the Notes to the Notes Investors or the Conversion Shares upon the conversion of the Notes. The Company has, with respect to the Conversion Shares, submitted the notification of listing of additional shares with Nasdaq.

(q)

Brokerage and Finder’s Fees. Except for the Placement Agent (as defined below), no broker or finder is entitled to any brokerage or finder’s fee or commission from the Company solely in connection with the sale of the Purchased Notes to the Investor.

The Company Warranties are qualified to the extent, but only to the extent, of those matters disclosed in the SEC Reports (which shall include, for the avoidance of doubt the Company’s registration statement on Form F-4). References in the Company Warranties to “to the Company’s knowledge” shall be deemed to refer to the actual knowledge of the Company, having made reasonable enquiry of Ron Zwanziger, Dorian Leblanc and Veronique Ameye.

5.	Representations, Warranties and Undertakings of the Investor. The Investor hereby represents and warrants to and covenants with the Company that:

(a)

The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. The execution, delivery and performance by the Investor of this Subscription Agreement and the purchase of the Notes as provided for herein has been duly authorized and this Subscription Agreement has been duly executed by the Investor and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to the Enforceability Exceptions.

(b)

The execution and delivery of this Subscription Agreement and the Investor’s participation in the Notes Offering will comply with and not contravene (1) any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor (or, if applicable, the Accounts) that would be reasonably expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated hereby, including the purchase of the Purchased Notes. or (2) the charter or bylaws (or equivalent organizational documents) of the Investor (or, if applicable, the Accounts).

(c)

If the Investor is executing this Subscription Agreement on behalf of an Account, (i) the Investor has all requisite authority to enter into this Subscription Agreement on behalf of, and bind, each Account to the terms of this Subscription Agreement and (ii) Exhibit A hereto is a true, correct and complete list of the name of each Account.

(d)

The Investor and each Account is a resident of the jurisdiction set forth in Exhibit C and, unless otherwise set out in Exhibit A, is not acquiring the Notes as a nominee or agent or otherwise for any other person.

(e)

The Investor and each Account will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or such Account purchases or sells Notes (including, where applicable and without limitation, the United Kingdom Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 (as amended), the United Kingdom Terrorism Act 2000 (as amended) and the United Kingdom Proceeds of Crime Act 2002)) (together, the “Money Laundering Regulations”)) and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or such Account is subject or in which the Investor or such Account makes such purchases, acquisitions or sales and the Company will not have any responsibility therefor.

(f)

The Investor and each Account has received a copy of the Private Placement Documents. The Investor, on behalf of itself and each Account, acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the Notes Offering or the Company or any of its subsidiaries, other than as contained in the Private Placement Documents or in the information given by the Company’s duly authorized officers in connection with the Investor’s examination of the Company and its subsidiaries and the terms of the Notes Offering; and (2) the Company and its subsidiaries do not take any responsibility for, and neither the Company nor any of its subsidiaries can provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor, on behalf of itself and each Account, hereby acknowledges that J. Wood Capital Advisors LLC (the “Placement Agent”) does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Private Placement Documents or any such other information.

(g)

The Investor and each Account understands and accepts that acquiring the Notes in the Notes Offering involve risks, including those described in the Company’s Form 20-F (including any information incorporated by reference) filed with the SEC. The Investor and each Account has such knowledge, skill and experience in business, financial and investment matters that the Investor and each Account is capable of evaluating the merits and risks of the Notes Offering and an investment in the Notes. With the assistance of its own professional advisors (to the extent that the Investor and each Account has deemed appropriate), the Investor and each Account has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Notes and the consequences of the Notes Offering and this Subscription Agreement. The Investor and each Account has considered the suitability of the Notes as an investment in light of its own circumstances and financial condition, and the Investor and each Account is able to bear the risks associated with an investment in the Notes. The Investor is aware that the investment in the Notes is speculative, there is no assurance that the Company will develop a viable business, that any such business will be profitable or that any amounts due pursuant to the Notes will be repaid.

(h)	The Investor confirms that neither it nor any Account is relying on any communication (written or oral) of the Company or the Placement Agent or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the Notes Offering and receive the Notes pursuant to the terms hereof. It is understood that information provided in the Private Placement Documents, or by the Company or the Placement Agent or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Notes Offering, and that none of the Company or the Placement Agent or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor or any Account in deciding whether to participate in the Notes Offering.

(i)

The Investor confirms, for itself and for each Account, that neither the Company nor the Placement Agent has (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Notes or (2) made any representation to the Investor regarding the legality of an investment in the Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Notes Offering, neither the Investor nor any Account is relying on the advice or recommendations of the Company or the Placement Agent, and the Investor and each Account has made its own independent decision that the investment in the Notes is suitable and appropriate for the Investor or such Account.

(j)

The Investor and each Account is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the Notes. The Investor and each Account is familiar with the business and financial condition and operations of the Company and its subsidiaries and has conducted its own investigation of the Company and its subsidiaries and the Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Account has had access to the Company’s filings with the SEC and such other information concerning the Company and its subsidiaries and the Notes as it deems necessary to enable it to make an informed investment decision concerning the Notes Offering. The Investor and each Account has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor or such Account deems necessary to enable it to make an informed investment decision concerning the Notes Offering and the Notes. The Investor did not learn of the investment in the Notes as a result of any general solicitation or general advertising.

(k)

The Investor and each Account understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Notes or made any finding or determination concerning the fairness or advisability of such investment.

(l)

The Investor and each Account is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and/or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor, for itself and on behalf of each Account, agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Notes Offering.

(m)

The Investor and each Account is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

(n)

The Investor and each Account is acquiring the Notes solely for the Investor’s or such Account’s own beneficial account, or for an account with respect to which the Investor or such Account exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Notes in violation of the Securities Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Notes in compliance with applicable federal and state securities laws. The Investor and each Account understands that the offer and sale of the Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor or each Account and the accuracy of the other representations made by the Investor and each Account in this Subscription Agreement.

(o)

The Investor and each Account understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether the Investor’s and such Account’s participation in the Notes Offering meets the requirements for the exemptions from the registration requirements of the Securities Act.

(p)

The Investor and each Account acknowledges that the Notes have not been registered under the Securities Act. As a result, the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including but not limited to the restrictions on transfer described in Exhibit B-1 to the Indenture), and the Investor, for itself and on behalf of each Account, hereby agrees that neither it nor any Account will sell the Notes other than in compliance with such transfer restrictions.

(q)

The Investor and each Account is a person to whom any communication that is a “financial promotion” as referred to in the United Kingdom Financial Services and Markets Act 2000 (“FSMA”), may lawfully be issued, directed or otherwise communicated without the need for such communication to be approved, made or directed by an “authorized person” as referred to in FSMA.

(r)

Without limitation to the foregoing, if the communication is made to an Investor or an Account in the United Kingdom, the Investor and the relevant Account is a person: (i) who has professional experience in matters relating to investments and who is an investment professional as referred to in Article 19(5) of the Financial Promotions Order; and/or (ii) a person to whom Article 49(2) of the Financial Promotions Order applies including a body with net assets of at least £5 million; and/or (iii) a sophisticated investor as referred to in Article 50A of the Financial Promotions Order; and/or (iv) a high net worth individual as referred to in Article 48 of the Financial Promotions Order; and/or (v) a person to whom Article 43 of the Financial Promotions Order applies.

(s)

The Investor and each Account acknowledges that the terms of the Notes Offering have been mutually negotiated between the Investor (for itself and on behalf of each Account), and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Notes Offering on behalf of itself and each Account.

(t)

The Investor confirms that, on or prior to the Closing Date, it (on behalf of itself and each Account) will have the funds available to it to pay the full amount referred to in this Subscription Agreement and will arrange for a bank transfer of an amount equal to the Cash Purchase Price to be made to the Company’s bank account in accordance with the terms of this Subscription Agreement.

(u)

The Investor and each Account acknowledges the Company intends to pay a placement agent fee to the Placement Agent in respect of the Notes Offering. Other than the Placement Agent, no broker, finder or other financial consultant has acted on the Investor or each Account’s behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company.

(v)

The Investor will, for itself and on behalf of each Account, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Company or the Notes Trustee to complete the Notes Offering.

(w)

The Investor and each Account understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

(x)

The Investor acknowledges that it and each Account had a sufficient amount of time to consider whether to participate in the Notes Offering and that neither the Company nor the Placement Agent has placed any pressure on the Investor or any Account to respond to the opportunity to participate in the Notes Offering. The Investor acknowledges that neither it nor any Account became aware of the Notes Offering through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

(y)

The operations of the Investor and each Account have been conducted in material compliance with the rules and regulations administered or conducted by the United States Department of Treasury Office of Foreign Assets Control (“OFAC”) applicable to the Investor. The Investor has performed due diligence necessary to reasonably determine that its and each Account’s beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”) or otherwise the subject of Sanctions.

(z)	By execution and delivery of this Subscription Agreement, the Investor:

i.

understands and accepts the terms and conditions of this Subscription Agreement (subject to the satisfaction of the conditions set out in Section 6), including without limitation that the obligations accepted by the Investor pursuant to its counter-signature and return of this Subscription Agreement, are irrevocable and are not capable of termination or rescission by the Investor; and

ii.	will be deemed to have made the representations and warranties contained in Exhibit D hereto for the benefit of the Placement Agent.

6.

Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver, or to cause the Accounts to deliver, the Cash Purchase Price and of the Company to deliver the Notes are subject to:

(a)

the satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of the Company on the one hand, and of the Investor on the other, contained in Sections 4 and 5, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing.

(b)

solely as to the obligations of the Investor and the Accounts, (i) the Resale Registration Rights Agreement shall have been duly executed and delivered to the Investor by the Company, (ii) the Indenture shall have been duly executed and delivered by the Company and the Trustee and (iii) there shall have been no amendment, waiver or modification to any Other Subscription Agreements that materially benefits any Other Investor thereunder unless the Investor has been offered the same benefits.

7.

Covenant and Acknowledgment of the Company. At or prior to 8:00 a.m., New York City time, on the first business day after the date hereof, the Company shall issue a press release and file a Form 6-K announcing the Notes Offering (collectively, the “Disclosure Document”), which press release and Form 6-K the Company acknowledges and agrees will disclose all confidential information (as described in the confirmatory email received by the Investor from the Placement Agent) to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Notes Offering or otherwise communicated by the Company to the Investor in connection with the Notes Offering. Upon the issuance of the Disclosure Document, to the actual knowledge of the Company, the Investor shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not, without the prior written consent of the Investor, publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers (i) in any press release or marketing materials or (ii) in any filing with the SEC or any regulatory agency or trading market, except as required by applicable law, rule, regulation or legal process, in which case the Company will provide the Investor with prior written notice of such disclosure.

8.

Covenant of the Investor. No later than one (1) business day after the date hereof, the Investor agrees to deliver its settlement instructions for each Account to the Company substantially in the form of Exhibit C hereto.

9.

Issue Commitment. By completing and counter-signing this Subscription Agreement where indicated and returning it to the Company, the Investor will be deemed to have accepted the terms and conditions of this Subscription Agreement and to have agreed as a legally binding obligation to purchase (subject to satisfaction of the conditions set out in Section 6) the Purchased Notes and to pay to the Company the Cash Purchase Price, and the Investor’s acceptance is not capable of termination or rescission by the Investor.

10.

Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11.

Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Investor without the prior written consent of the other party.

12.	Taxation.

(a)

The Investor acknowledges and agrees that it will provide the Company or its agents with any correct, complete and accurate information or documentation that may be required, and will timely furnish the Company or its agents with any tax forms or certifications, properly completed and signed, where applicable (including, without limitation, IRS Form W-9, an applicable IRS Form W-8 (together with all applicable attachments) or any successors to such IRS forms) that the Company or its agents reasonably request from time to time, in each case, in order to (i) make payments to the beneficial owner without, or at a reduced rate of, withholding, (ii) qualify for a reduced rate of withholding in any jurisdiction from or through which payments are made or received and (iii) satisfy reporting and other obligations under applicable law or regulation, including (A) the Cayman Islands Tax Information Authority Act (as amended), and together with any rules, regulations and guidance notes made pursuant thereto (the “Cayman FATCA Legislation”), (B) the Organization for Economic Cooperation and Development’s Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard (the “CRS”) as implemented by the Cayman Islands (the “Cayman CRS”) and (C) Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidelines or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code or analogous provisions of non-U.S. law (collectively, “FATCA”).

(b)

The Company agrees to consider in good faith taking the position that the Conversion Rate adjustment set forth in Section 5.05(A)(vi) of the Indenture, if it occurs, is not a taxable event for U.S. federal income tax purposes, it being understood that such determination will be made by the Company in its sole and absolute discretion.

13.

Waiver of Jury Trial. THE COMPANY AND THE INVESTOR (ON BEHALF OF ITSELF AND EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

14.

Governing Law. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

15.

Submission to Jurisdiction. Each of the Company and the Investor (for itself and on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts and (b) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor (for itself and on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Company and the Investor hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any proceedings or enforcement proceedings against it arising out of or based on this Subscription Agreement or the transactions contemplated hereby.

16.

Venue. Each of the Company and the Investor (for itself and on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Subscription Agreement in any court referred to in Section 15. Each of the Company and the Investor (for itself and on behalf of each Account) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

17.

Service of Process. In connection with this Subscription Agreement, the Company has irrevocably appointed LumiraDx Inc., 221 Crescent St., Waltham, Massachusetts 02453, as its authorized agent upon which process may be served in any such suit or proceeding, and the Company agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 20, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Investor (for itself and on behalf of each Account) irrevocably consents to service of process in the manner provided for notices in Section 20. Nothing in this Subscription Agreement will affect the right of any party to this Subscription Agreement to serve process in any other manner permitted by law.

18.

Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

19.

Counterparts. This Subscription Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Subscription Agreement by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

20.

Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given (i) if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the addresses below, (ii) in the case of the Investor or any Account, the address provided in Exhibit C (or such other address as either party shall have specified by notice in writing to the other) or (iii) if delivered by email, so long as the sender does not receive an automatically generated notice of delivery failure:

If to the Company:	LumiraDx Limited c/o Ocorian Trust (Cayman) Limited PO Box 1350, Windward 3, Regatta Office Park Grand Cayman KY1-1108 Cayman Islands Attention: Dorian LeBlanc and Veronique Ameye Email:

In each case, with a copy to (which shall not constitute notice):	Fried, Frank, Harris, Shriver & Jacobson (London) LLP 100 Bishopsgate London, EC2N 4AG United Kingdom Attention: Ian Lopez Email:

and to:	Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Attention: James Barri Email:

21.

Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

22.

Notification of Changes. Each of the Company and the Investor (for itself and on behalf of each Account) hereby covenants and agrees to notify the Investor and the Company, respectively, upon the occurrence of any event prior to the Closing that would cause any of its representations, warranties or covenants contained in this Subscription Agreement to be false or incorrect in any material respect; provided that, in making such notice, the Company shall not provide any material non-public information to the Investor without the Investor’s prior written consent.

23.

Reliance by Placement Agent. The Placement Agent may rely on each representations and warranties of the Company and the Investor made herein or pursuant to the terms hereof (including, without limitation, in any officer’s certificate delivered pursuant to the terms hereof) with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent shall be a third-party beneficiary to this Subscription Agreement to the extent provided in this Section 23.

24.

Severability. If any term or provision (in whole or in part) of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement as of the date first written above.

The Investor:

By
Name:
Title:
Legal Name of Investor:

[Signature Page to Subscription Agreement]

ACCEPTED AND AGREED:

LumiraDx Limited as the Company

By
Name:
Title:

[Signature Page to Subscription Agreement]

EXHIBIT A TO THE SUBSCRIPTION AGREEMENT

Participating Accounts, Allocation of Aggregate Principal Amount of Notes and Cash Purchase Price:

Name of Subscribing Holder	Aggregate Principal Amount of Notes	Purchase Price

Total (the “Cash Purchase Price”):

EXHIBIT B TO THE SUBSCRIPTION AGREEMENT

NOTICE OF SUBSCRIPTION PROCEDURES

EXHIBIT C TO THE SUBSCRIPTION AGREEMENT

Investor Settlement Details

These settlement instructions are to be delivered to the Company no later than one (1) business day after the date of the Subscription Agreement.

Name of Investor:

Investor Address:

Telephone:

Email Address:

Country of Residence:

Taxpayer Identification Number:

Settlement Contact Name:

Jurisdiction of Organization:

DTC Participant Information for Delivery of Notes

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

EXHIBIT D TO THE SUBSCRIPTION AGREEMENT

Non-Reliance Letter

In connection with the Notes Offering, we represent, warrant, agree and acknowledge as follows, for ourselves and on behalf of each of the other beneficial owners listed under that certain Subscription Agreement, dated as of the date hereof, between ourselves and the Company, for whom we hold contractual and investment authority, if any:

1.    No disclosure or offering document has been prepared in connection with the Notes Offering by J. Wood Capital Advisors LLC or any of its affiliates (“J. Wood”).

2.    (a) We have conducted our own investigation of the Company and the Notes and we have not relied on any statements or other information provided by J. Wood concerning the Company, the Notes or the Notes Offering, (b) we have had access to, and an adequate opportunity to review, financial and other information as we deem necessary to make our decision to subscribe to the Notes Offering, (c) we have been offered the opportunity to ask questions of the Company and received answers thereto, as we deemed necessary in connection with our decision to subscribe to the Notes Offering, and (d) we have made our own assessment and have satisfied ourselves concerning the relevant tax and other economic considerations relevant to our investment in the Notes.

3.    J. Wood and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Notes or the accuracy, completeness or adequacy of any information supplied to us by the Company.

4.    In connection with the Notes Offering, J. Wood has not acted as our financial advisor or fiduciary.

5.    We are (x) a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and (y) an accredited investor (as defined in Rule 501 of Regulation D under the Securities Act) and, in the case of (y), either (i) an institutional account as defined in FINRA Rule 4512(c) or (ii) a qualified purchaser, as defined in Section 2(a)(51)(A) of the Investment Company Act, as amended. Accordingly, we understand that the Notes Offering meets the exemptions from filing under FINRA Rules 5123(b)(1)(A), (B), (C) or (J). We are aware that the issuance and delivery to us of the Notes are being made in reliance on a private placement exemption from registration under the Securities Act and are acquiring the Notes for our own account or for an account over which we exercise sole discretion for another qualified institutional buyer or accredited investor.

6.    We are able to fend for ourselves in the transactions contemplated herein, have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our prospective investment in the Notes and have the ability to bear the economic risks of our prospective investment and can afford the complete loss of such investment.

7.    The Notes have not been registered under the Securities Act or any other applicable securities laws, are being offered for resale in transactions not requiring registration under the Securities Act and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto.

8.    The terms of the Notes Offering have been mutually negotiated between ourselves and the Company. We were given a meaningful opportunity to negotiate the terms of the Notes Offering.

EXHIBIT E TO THE SUBSCRIPTION AGREEMENT

Form of Indenture